Exhibit 99.1

Industrial Services of America, Inc. Reports Fourth Quarter and 2009 Results

LOUISVILLE, KY. (March 22, 2010) -- Industrial Services of America, Inc. (NASDAQ: IDSA), a company that buys, processes and markets ferrous and non-ferrous metals and other recyclable commodities for domestic users and export markets and offers programs and equipment to help businesses manage wastes, today reported financial results for the fourth quarter and full year ending December 31, 2009.

Highlights:

--   Total revenue and net income for the fourth quarter and year 2009 were the strongest in our history

--   Total revenue for 2009 increased to $181 million

--   Net income for 2009 increased to $5.3 million, or $1.37 per basic and diluted share

--   Total revenue for the fourth quarter increased to $37.7 million in 2009

--   Net income for the fourth quarter increased to $1.5 million, or $0.36 per basic and diluted share

Harry Kletter, Chairman and Chief Executive Officer, commented, "We are pleased to announce record sales and earnings for 2009.  The growth initiatives that were initiated in 2008 were implemented during 2009 and are now in full production.  Our purchase of the stainless steel recycling operation in the beginning of 2009 has been a tremendous success.  The new shredder is in full operation and is contributing to higher operating efficiencies and increased profits.  We also expanded and upgraded our primary recycling facility in Louisville.  Brian Donaghy, the President of ISA, has been very instrumental in the growth and success of the company.  After my nearly 60 years in the industry, I am very confident in his abilities to lead the company forward."

Fiscal 2009 Highlights:

--    Total revenue was $181 million in 2009, compared with $100 million in 2008.

--    Net income was $5,284,712 (basic and diluted earnings of $1.37 per share) in 2009, compared with net income of $1,527,598 (basic and diluted earnings of $0.43 per share) in 2008.  Basic and diluted weighted average shares outstanding were 3,855,552 and 3,867,639, respectively in 2009 and 3,595,813 for both in 2008.

--    Earnings before interest, taxes, depreciation and amortization (EBITDA) for 2009 was $12,680,811 compared with EBITDA of $5,045,844 for 2008. (See attached reconciliation.)

Fourth Quarter 2009 Highlights:

--    Total revenue was $37.7 million in 2009, compared with $10.6 million in 2008.

--    Net income was $1,547,225 (basic and diluted earnings of $0.36 per share) in 2009, compared with a net loss of $2,501,700 (basic and diluted earnings of $0.69 per share) in 2008.  Basic and diluted weighted average shares outstanding were 4,286,292 and 4,306,952 in 2009 and 3,575,292 for both in 2008.

--    Earnings before interest, taxes, depreciation and amortization (EBITDA) for 2009 was $3,724,852 compared with EBITDA of $(3,550,693) for 2008. (See attached reconciliation.)

2009 Operational Highlights

--    ISA expanded into the stainless steel recycling market for super alloys and high temperature metals by purchasing inventories and related equipment from Venture Metals, LLC and hiring two of its key executives. The Company is now one of the largest recyclers and processors of stainless steel in the U.S.

--    In June 2009, the Company completed the multi-million-dollar shredder project with annual shredding capacity of 150,000 gross tons which offers specialty grades of scrap and improves end-product quality. The shredder began operations on July 1, 2009.

--    ISA expanded the company's primary metal recycling facility in Louisville, doubling its usable acreage, expanding the road and making other improvements at the site. A significant portion of the Company's main scrap processing facility was resurfaced with concrete and asphalt, has two new scales at its entrance and a 159,000 square-foot, 15-bay warehouse and office building available for its use.

--    ISA brought in experienced new management to lead the company's future growth.

2010 First Quarter Outlook

Based on actual results and projected trends, the Company said first quarter revenues for 2010 are expected to be in the range of $65 million to $75 million.

Other Information

ISA will host a conference call on Monday, March 22, 2010 at 2:00 p.m. Eastern time to discuss its earnings results for the year and quarter ended December 31, 2009 and to provide an update on business developments.

The conference call can be accessed by dialing:

U.S and Canada:                    877-354-6067
International:             706-758-1711

Conference ID number:         60726544

Callers should identify the Industrial Services of America earnings results call.

ISA's 2009 SEC filings are available for review at the Securities and Exchange Commission web site at http://www.sec.gov/edgar/searchedgar/companysearch.html.

About ISA

Headquartered in Louisville, Kentucky, Industrial Services of America, Inc., is a publicly traded company whose core business is buying, processing and marketing scrap metals and recyclable materials for domestic users and export markets.  Additionally, ISA offers commercial, industrial and business customers a variety of programs and equipment to efficiently manage waste. More information about ISA is available at www.isa-inc.com.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results.  Specific risks include fluctuations in the price of recycled materials, varying demand for waste managing systems, equipment and services, competitive pressures in the waste managing systems and equipment, competitive pressures in the waste managing business, and loss of customers. Further information on factors that could affect ISA's results is detailed in ISA's filings with the Securities and Exchange Commission. ISA undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.

Contact Information: Industrial Services of America, Inc., Louisville Harry Kletter or Alan Schroering, 502-366-3452 hklet@isa-inc.com or aschroering@isa-inc.com http://www.isa-inc.com/

Key words: recycling, scrap, ferrous, non-ferrous materials, waste management, international markets, global markets.

FINANCIAL RESULTS AND

SUPPLEMENTAL FINANCIAL INFORMATION

FOLLOW

Industrial Services of America, Inc. and Subsidiaries

Consolidated Statements of Income

	YEAR ENDED		THREE MONTHS ENDED
	Dec. 31, 2009	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008

Revenue from services	$7,094,755	$18,182,726	$1,374,357	$4,423,549
Revenue from product sales	173,956,925	81,859,765	36,333,612	6,186,634
Total revenue	181,051,680	100,042,491	37,707,969	10,610,183

Cost of goods sold for services	5,514,290	16,502,452	1,125,429	3,681,008
Cost of goods sold for product sales	155,244,685	68,639,348	30,939,154	6,529,117
Inventory adjustment for LCM	-	1,228,352	-	1,228,352

Total cost of goods sold	160,758,975	86,370,152	32,064,583	11,438,477

SG&A expense	10,487,665	10,215,904	2,731,645	2,354,744

Income before other income (expense)	9,805,040	3,456,435	2,911,741	(3,183,038)

Other income (expense)
Interest expense	(1,096,227)	(372,444)	(393,972)	(67,247)
Interest income	32,147	85,598	4,368	22,541
Gain/(loss) on sale of assets	73,754	34,842	20,645	4,228
Provision for lawsuit settlement	-	(990,000)	-	(990,000)
Other income, net	(29,322)	336,802	13,465	49,252
	(1,019,648)	(905,202)	(355,494)	(981,226)

Income before income taxes	8,785,392	2,551,233	2,556,247	(4,164,264)

Provision for (reduction of) income taxes	3,500,680	1,023,635	1,009,022	(1,662,564)

Net income	$5,284,712	$1,527,598	1,547,225	($2,501,700)

Basic earnings per share	$1.37	$0.43	0.36	($0.69)
Diluted earnings per share	$1.37	$0.43	0.36	($0.69)

Weighted average shares outstanding:
Basic	3,855,552	3,595,813	4,286,292	3,575,292
Diluted	3,867,639	3,595,813	4,306,952	3,575,292

Industrial Services of America, Inc.

Supplemental Financial Information

Reconciliation of EBITDA (1):

	Year ending Dec. 31,		Three months ending Dec. 31,
	2009	2008	2009	2008
Net Income	5,284,712	1,527,598	1,547,225	(2,501,700)
Interest expense	1,096,227	372,444	393,972	67,247
Income taxes	3,500,680	1,023,635	1,009,022	(1,662,564)
Depreciation	2,799,192	2,122,167	774,633	546,324
Amortization	-	-	-	-
EBITDA (1)	12,680,811	5,045,844	3,724,852	(3,550,693)

(1)      EBITDA is calculated by the Company as net income before interest expense, income tax expense, depreciation and amortization. The Company uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, we believe the EBITDA calculation provides additional information to investors and debt holders due to the fact that tax credits, tax rates and other tax related items vary by company.  Additionally, years of service for fixed assets and amortizable assets are based on company judgment.  Finally, companies have several ways of raising capital which can affect interest expense.  We believe the presentation of EBITDA provides a meaningful measure of performance exclusive of these unique items.

Contact Information: Industrial Services of America, Inc., Louisville Harry Kletter or Alan Schroering, 502-366-3452 hklet@isa-inc.com or aschroering@isa-inc.com http://www.isa-inc.com/